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[NEBRASKA BOOK COMPANY LOGO]

FOR IMMEDIATE RELEASE


             NEBRASKA BOOK COMPANY SEEKS INCREASED CREDIT AGREEMENT
                        TO PURSUE OPPORTUNITIES TO EXPAND

Lincoln, NE, March 13, 2007 -- Nebraska Book Company, Inc., a Kansas corporation (the "Company"), today announced its intention to seek a $20 million increase to its Revolving Credit Facility (the "Revolver") under its current Senior Credit Facility and an amendment to certain definitions under the Senior Credit Facility. This additional $20 million would bring the maximum Revolver capacity to $85 million.

The Company is seeking to increase the maximum borrowing under its Revolver in order to provide the means to pursue additional opportunities to expand its contract managed and private college bookstore business and to enhance its working capital flexibility generally. The Company has historically used the Revolver to fund peak working capital requirements of its business, including additional working capital investments for its expanding chain of retail college bookstores across the country. The Company did not identify any specific bookstore opportunities in connection with the increase.

Mark Oppegard, Nebraska Book Company's President and CEO said, "This increase would allow us to continue to execute on our strategy of expanding our chain of college bookstores across the country. This time of year is especially busy in terms of responding to requests for proposals for contract managed stores and we want to be prepared in case we're successful in obtaining a number of those bookstore operations over the next few years. Our current Revolver is sufficient for us to continue to grow, however, we continue to see opportunities that we want to be able to pursue that may require additional peak borrowing capability -- that's why we're undertaking this initiative."

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The Company is also seeking to amend certain definitions in its Senior Credit
Facility in order to exclude certain one-time or non-recurring costs, including those incurred in connection with the closure of its California warehouse and the integration of the College Bookstores of America, Inc. into the Company's operations, from the computation of Consolidated EBITDA.


ABOUT NEBRASKA BOOK COMPANY

Nebraska Book Company began in 1915 with a single bookstore near the University of Nebraska campus but now serves more than 2.1 million students through its network of approximately 250 stores located across the country. Its Textbook Division serves more than 2,500 bookstores through the annual sale of over seven million textbooks, and the Complementary Services Division has installed more than 1,600 technology platforms and e-commerce sites. Additional information about Nebraska Book Company can be found at the company's website: www.nebook.com.


SAFE HARBOR REGARDING FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements concerning Nebraska Book's intent to increase the maximum borrowing under the Revolver, its intent to pursue additional opportunities to expand its contract managed and private bookstore business, its belief that this increase would enhance its working capital flexibility, and its belief that its current Revolver is sufficient to allow the Company to continue to grow, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements. The risks and uncertainties include, without limitation, that Nebraska Book will be unable to obtain an increase in its Revolver, that it will be unable to locate or successfully pursue additional opportunities to expand its contract managed and private college bookstore business, that its current Revolver is not sufficient to allow the Company to continue to grow, and that the increase in the Revolver does not result in increased working capital flexibility. More information about potential factors that could affect Nebraska Book's business and financial results are included in Nebraska Book's Annual Report on Form 10-K for the fiscal year ended March 31, 2006 and Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2006, which are on file with the Securities and Exchange Commission and available at the Security and Exchange Commission's website at http://www.sec.gov. Nebraska Book assumes no obligation to update any forward-looking information contained in this press release.

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